Exhibit 99.1

AITX To Demonstrate Complete Ecosystem of AI-Powered Solutions at ISC West - Including HERO Humanoid Robot

AITX to Showcase Next-Generation AI Security Innovations, Featuring HERO, SARA, and Autonomous Surveillance Solutions at ISC West

Detroit, MI - March 12, 2025 - In a bold move that challenges the traditional security industry, Artificial Intelligence Technology Solutions, Inc. (the "Company"), (OTCPK:AITX) is unveiling its full portfolio of groundbreaking, AI-driven solutions designed to transform how businesses and organizations approach safety, operational efficiency, and cost reduction. Despite raising far less capital than typical tech companies in this space, AITX has built a remarkable suite of integrated products that offer autonomous, real-time detection, deterrence, and response to threats.

AITX's AI-driven portfolio and vision for autonomous real-time response.

The complete line of AITX's innovative security technologies will be on full display at the upcoming ISC West in Las Vegas from April 2 through April 4 under the company's subsidiary Robotic Assistance Devices, Inc. (RAD), at booth #21131. The company will showcase its advanced solutions, including AVA Gen4, ROAMEO, Firearm Detection, RAD Light My Way, RADSOC, RADCAM, SARA, HERO, and more.

"From day one, we set out to develop technologies that would transform the way organizations approach security and operational management," said Steve Reinharz, CEO of AITX. "What makes AITX truly remarkable is our ability to create a complete ecosystem of solutions, all developed with a vision of autonomous, real-time response. We've been able to achieve all of this while operating as a unique OTC-listed company, raising a fraction of the capital typically required for such groundbreaking technology. It's a testament to our team's ingenuity and commitment to pushing the boundaries of what's possible with AI-driven automation."

AITX Portfolio Highlights:

  SARA (Speaking Autonomous Response Assistant)
  SARA is an AI-powered security assistant that autonomously detects and responds to incidents in real time. This solution is quickly gaining traction and aims to revolutionize security call centers that currently manage video and alarm inputs as it offers greater functionality at lower cost than legacy solutions.

  HERO (Human Enhanced Response Officer)
  HERO is an AI-powered robot designed to support and augment security personnel. It assists with routine tasks like patrolling, monitoring, and reporting, enabling human officers to focus on higher-priority duties, improving both efficiency and safety.

  RIO Series (Robotic Intelligent Observation Series)
  The RIO Series offers mobile, AI-driven surveillance for large, dynamic environments. With advanced analytics and real-time alerts, it provides continuous 360-degree monitoring, integrating seamlessly with existing security systems. RAD's highest revenue generating solution, RIO boasts some incredible Fortune 50 clients.

  ROAMEO (Rugged Observation Assistance Mobile Electronic Officer)
  ROAMEO is an autonomous outdoor security robot designed for rugged environments. Equipped with AI for human detection, license plate recognition, and 360-degree surveillance, it replaces roving guards and is generating a significant backlog of interested parties.

  AVA Gen4 (Automated Verified Assistance)
  AVA Gen4 is a compact, AI-powered security device that provides real-time surveillance, incident detection, and communication. It replaces human guards with its advanced facial and vehicle recognition capabilities, offering an autonomous, scalable solution.

  Firearm Detection
  The Firearm Detection solution uses AI and advanced sensors to identify firearms in real time. It provides early detection and immediate alerts, allowing security personnel to respond quickly and prevent potential threats. RAD is proud to offer this analytic for free to any public school (k-12).

  RAD Light My Way
  RAD Light My Way is a mobile security solution that autonomously illuminates and monitors dark or expansive areas. It enhances safety by providing light, communication, and real-time alerts to security personnel.

Other notable products in the AITX ecosystem include RADSOC, RADCAM, RADDOG LE2, and ROSA Gen4 each designed to address specific challenges in security and operations, from access control to video surveillance and more.

"AITX stands out because we've not only created a suite of products, but we've also designed an integrated, scalable system that works seamlessly across various industries," Reinharz continued. "We are redefining the way businesses view security and operational efficiency, empowering them with AI that can detect, deter, and respond to threats faster and more effectively than traditional systems."

AITX has achieved these remarkable advancements with significantly lower funding compared to its competitors, demonstrating the company's ability to maximize resources and deliver impactful solutions without the typical financial backing. This lean approach to innovation has allowed AITX to maintain flexibility, agility, and control over its vision.

"We are just getting started," Reinharz concluded. "Our mission is clear: to continue developing the most advanced, AI-powered security technologies that help businesses operate more efficiently and securely while making the world a safer place."

For more information about AITX and its full range of security solutions, visit www.aix.ai.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

###

Steve Reinharz

949-636-7060

@SteveReinharz